UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2022

Morgan Stanley Direct Lending Fund
(Exact name of registrant as specified in its charter)

Delaware	814-01332	84-2009506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1585 Broadway New York, NY		10036
(Address of principal executive offices)		(Zip Code)

1 (212) 761-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

Morgan Stanley Direct Lending Fund (the "Company"), as borrower, provided written notice (the “Commitment Reduction Notice”) of its intent to reduce the amount of the revolving commitment to $160 million from $235 million in accordance with and as permitted under that certain revolving credit agreement by and among the Company, the financial institutions that from time to time become parties thereto and CIBC, as administrative agent (as amended, the “Credit Facility”). The other terms of the Credit Facility were not changed. Such reduction in the revolving commitment under the Credit Facility pursuant to the Commitment Reduction Notice was effective as of December 23, 2022.

On or before December 31, 2022, the maturity date of the Credit Facility, the Company expects to repay the Credit Facility and that the Credit Facility will terminate in accordance with its terms.

Item 3.02. Unregistered Sales of Equity Securities.

On December 13 2022, the Company delivered a capital drawdown notice to its stockholders relating to the sale of approximately 4,795,558 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for an aggregate offering price of approximately $95 million. The sale closed on December 23, 2022.

The sale of Common Stock was made pursuant to subscription agreements entered into by the Company and its stockholders. Under the terms of the subscription agreements, stockholders are required to fund drawdowns to purchase shares of Common Stock up to the amount of their respective capital commitments on an as-needed basis with a minimum of eight business days’ prior notice to stockholders.

The issuance of the Common Stock is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The Company relied, in part, upon representations from the stockholders in the subscription agreements that each stockholder was an accredited investor as defined in Regulation D under the Securities Act.

Item 7.01. Regulation FD Disclosure.

On December 29, 2022, the Company disclosed the below information.

Dividends

On December 20, 2022, the board of directors of the Company declared a dividend to stockholders in the amount of $0.50 per share, representing an annualized dividend yield of approximately 9.8%(1). The dividend will be payable on or around January 25, 2023 to stockholders of record as of December 20, 2022.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Letter Re: Reduction of Commitment for Credit Facility for Morgan Stanley Direct Lending Fund, dated as of December 23, 2022

(1) Annualized dividend yield is calculated by dividing the declared dividend by the weighted average of the net asset value at the beginning of the quarter, the capital called and dividend reinvested during the quarter and annualizing over 4 quarterly periods.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2022	MORGAN STANLEY DIRECT LENDING FUND

	By:	/s/ Venugopal Rathi
Venugopal Rathi
Chief Financial Officer